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                                                                   Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1996, appearing on page 27 of Genesco Inc.'s Annual Report on Form 10-K for the year ended January 31, 1996.


/s/Price Waterhouse LLP
- ------------------------
Price Waterhouse LLP
Nashville, Tennessee
July 17, 1996